Exhibit 10.8

Repayment Agreement

(Quitchupah Road)

1.0	DEFINITIONS		1

2.0	ROAD PROJECT		3
	2.1	Road Construction	3
	2.2	Company Representative.	3
	2.3	Maintenance of the Road.	4
	2.4	Livestock Watering	4

3.0	PAYMENT TO THE DISTRICT		5
	3.1	Project Estimate.	5
	3.2	Annual Payments.	5
	3.3	Adjustment to Annual Payments.	6
	3.4	Road Improvement Costs Reimbursement	7
	3.5	Use of Payments	7

4.0	REPRESENTATIONS		7
	4.1	Representations of the District	7
	4.2	Representations of the Company	7
	4.3	Authority	8

5.0	DEFAULT AND TERMINATION		8
	5.1	Default	8
	5.2	Termination	8

6.0	GENERAL TERMS		9
	6.1	Assignment	9
	6.2	Successors and Assigns	9
	6.3	Third-Party Rights	9
	6.4	Confidentiality	9
	6.5	Enforceability	10
	6.6	Entire Agreement	10
	6.7	Modifications	10
	6.8	Applicable Law	10
	6.9	Severability	10
	6.10	Captions	10
	6.11	Drafting Party	10
	6.12	Notices	10
	6.13	Counterparts	11

EXHIBITS

Exhibit A		Quitchupah Road Description
Exhibit B		Final Design
Exhibit C		Construction Schedule
Exhibit D		Payment Schedule

REPAYMENT AGREEMENT

(Quitchupah Road)

THIS REPAYMENT AGREEMENT (“Agreement”) is entered into effective as of April 12, 2012 (“Effective Date”) by and between the Sevier Special Service District # 1, a special service district created pursuant to Utah law, (“District”), having an address at 250 N. Main St., Richfield, Utah 84701, and Canyon Fuel Company, LLC, a Delaware limited liability company, having an address at 225 North 5th Street, Suite 900, Grand Junction, CO 81501, (“Company”).

RECITALS

A.                  The District has proposed to construct the Quitchupah road to be located in Sevier County, as more particularly described in Exhibit A hereto (“Road”). The planning, permitting, engineering, land acquisition and construction of the Road are collectively referred to as the “Road Project.”

B.                  Costs and expenses tor completion of the Road Project will, at the District’s sole discretion, be funded principally through a combination of loans to the District from the Permanent Community Impact Fund Board (“PCIB”) in the amounts of $28,685,000 and $1,250,000 (“collectively Loans”) and issuance by the District of revenue bonds (“Bonds”) (the Loans and Bonds are collectively referred to as “Project Funding”).

C.                  With the approval and cooperation of the District, the Company has (i) constructed turn lanes on SR-10 and a stub road for the Road Project as required by the Quitchupah Creek Road Records of Decision, dated March 9, 2006, issued by the Bureau of Land Management and the USDA Forest Service (the “BLM ROD” and “FS ROD” respectively and collectively the “RODS”), at a cost to the Company of $1,352,000.00 (“Road Improvement Costs”), and (ii) incurred $1,515,000.00 in costs for environmental reviews and engineering for the Bureau of Land Management and USDA Forest Service permits, authorizations and rights of way that were required for the Road Project (“Environmental Costs”).

D.                  The Company desires to transport coal produced from its SUFCO Mine along the Road provided that the Road is completed in a timely manner to facilitate the Company’s economic use of the Road. The Company and the District expect that the Company, and its contract coal haulers (“Company Parties”) will make frequent use of the Road and desire to enter into this Agreement to provide for repayment by the Company to the District of the cost to complete the Road Project.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.0                               Definitions

1.1                               “Agreement” shall have the meaning set forth in the introductory paragraph.

1.2                               “Annual Payment” shall have the meaning set forth in Section 3.2.

1.3                               “BLM ROD” shall have the meaning set forth in the Recitals.

1.4                               “Bonds” shall have the meaning set forth in the Recitals.

1.5                               “Commencement of Construction” shall have the meaning set forth in Section 2.1.

1.6                               “Company” shall have the meaning set forth in the introductory paragraph.

1.7                               “Company Parties” shall have the meaning set forth in the Recitals.

1.8                               “Company Representative” shall have the meaning set forth in Section 2.2(a).

1.9                               “Completion” shall have the meaning set forth in Section 3.2.

1.10                        “Completion Report” shall have the meaning set forth in Section 3.3(a).

1.11                        “Confidential Information” shall have the meaning set forth in Section 6.4.

1.12                        “Cost Overage” shall have the meaning set forth in Section 3.3(c)(ii).

1.13                        “District” shall have the meaning set forth in the introductory paragraph.

1.14                        “District Parties” shall have the meaning set forth in Section 2.2(b).

1.15                        “Effective Date” shall have the meaning set forth in the introductory paragraph.

1.16                        “Environmental Costs” shall have the meaning set forth in the Recitals.

1.17                        “Excess Funds” shall have the meaning set forth in Section 3.3(c)(i).

1.18                        “Final Design” shall have the meaning set forth in Section 2.1.

1.19                        “Force Majeure” shall mean acts of God, wars, civil unrest, unusual severe weather, earthquake, fire, flood, or other casualty, provided that the District shall provide prompt written notice of each such event of Force Majeure to the Company and subsequent written notification of the conclusion of each such event of Force Majeure. Events of Force Majeure hereunder shall only extend the applicable deadlines in Sections 5.2(c) and 5.2(d) for a cumulative period up to but not exceeding twelve months.

1.20                        “FS ROD” shall have the meaning set forth in the Recitals.

1.21                        “Loans” shall have the meaning set forth in the Recitals.

1.22                        “Monthly Report” shall have the meaning set forth in Section 2.2(b).

1.23                        “Neutral” shall have the meaning set forth in Section 3.3(b).

1.24                        “Overage Payment” shall have the meaning set forth in Section 3.3(c)(ii).

1.25                        “Payment Schedule” shall have the meaning set forth in Section 3.2.

1.26                        “PCIB” shall have the meaning set forth in the Recitals.

1.27                        “Project Costs” shall have the meaning set forth in Section 3.3(a).

1.28                        “Project Estimate” shall have the meaning set forth in Section 3.1(a).

1.29                        “Project Funding” shall have the meaning set forth in the Recitals.

1.30                        “Reimbursement” shall have the meaning set forth in Section 3.4.

1.31                        “Road” shall have the meaning set forth in the Recitals.

1.32                        “Road Improvement Costs” shall have the meaning set forth in the Recitals.

1.33                        “Road Project” shall have the meaning set forth in the Recitals.

1.34                        “RODs” shall have the meaning set forth in the Recitals.

1.35                        “Substantial Completion” means that the District has completed 90% or more of the Road Project such that the Road is in a condition that allows the Company to use the Road in a safe and legal manner to conduct the Company’s business, prior to fall Completion of the Road Project as described in the Final Design.

2.0                               Road Project

2.1                               Road Construction. As soon as practicable after execution of this Agreement, the District shall commence construction of the Road, including material disturbance of the ground in accordance with the Final Design (“Commencement of Construction”). The District shall use its best efforts to design, construct and complete the Road in accordance with (i) the Road engineering and design set forth on Exhibit B (“Final Design”), (ii) the construction schedule set forth on Exhibit C, and (iii) applicable law (including environmental law), and all terms and conditions imposed by the Environmental Impact Statement and associated RODs prepared and issued in conjunction with approval of the Road. The District shall obtain and maintain during the Road Project any and all permits, licenses and governmental authorizations required to complete the Road Project. The District shall have sole responsibility and liability for construction of and payment for the Road Project.

2.2                               Company Representative.

(a)                                 Prior to Commencement of Construction, the Company shall designate an employee of the Company with the necessary technical training to serve as the Company’s representative liaison (“Company Representative”) with the District for the duration of the Road Project. The Company shall have the right to change the Company Representative at any time and for any reason, upon written notice to the District.

(b)                                 The District shall prepare and submit to the Company Representative monthly completion reports (each a “Monthly Report”) during the course of construction setting forth in reasonable detail the progress of and costs expended on the Road Project, provided that, unless otherwise expressly provided for herein, the Company and Company Representative shall have no obligation to review, comment on, or approve any Monthly Report. The District shall provide the Company Representative with full access to all design, engineering and construction information and shall consult with the Company Representative regarding the Road Project, provided that such access does not unreasonably interfere with the District’s work and subject to customary confidentiality and security requirements. The Company Representative shall have the right, but not the obligation, to inspect, examine and review the construction activities for the Road Project, which shall be conducted in conformance with applicable laws and regulations and all safety and health rules and regulations of the District, its contractors, agents and employees (“District Parties”). The District shall notify the Company and consult with the Company Representative prior to any material alteration to the Final Design of the Road.

(c)                                  Notwithstanding the Company Representative’s actions, nothing in this Agreement shall, nor shall it be construed to, constitute the Company or the Company Representative as an agent for the District or responsible for the work or activities performed by the District Parties.

2.3                               Maintenance of the Road.

(a)                                 Except as provided in Section 2.3(b), upon completion of the Road Project, the District shall maintain the Road as a Class B county road and in accordance with the Final Design and shall be solely responsible for all costs associated with such maintenance and repair.

(b)                                 During any period that the SUFCO Mine is producing and selling coal in commercial quantities, the Company shall provide (i) at the Company’s sole costs and expense, snow removal, delineators, signage and stripping for the Road, and (ii) at a cost to be shared between the Company and the District, crack and chip sealing for the Road.

2.4                               Livestock Watering.. During any period that the SUFCO Mine is producing and selling coal in commercial quantities, the Company shall satisfy the livestock watering stipulations contained in the RODs as follows:

(i)                                     If livestock holding facilities are constructed in Broad Hollow and at the east boundary of the forest, then the Company will provide water to the holding facilities as provided in the Cattle Trail section under the heading Livestock on Appendix A to the RODs; and

(ii)                                  If a livestock watering system is constructed at or around Stations 233+00 and 261+00 as provided in the G.L. Olson Allotment section under the heading Livestock on Appendix A to the RODs, then the Company will provide water to the livestock watering facilities during the 4-6 week grazing season, as described in the above noted G.L. Olson Allotment section of the RODs.

The Company, at its discretion, has the right and authorization from the District to negotiate and reach a separate arrangement satisfactory to the applicable ranchers as a substitute for the livestock watering arrangements provided in this Section 2.4.

3.0                               Payment to the District

3.1                               Project Estimate.

(a)                                 The District estimates that total cost and expense for the Road Project will be $29,935,000.00 (“Project Estimate”), which includes (i) all costs incurred to obtain Project Funding including legal fees charged to the District by the PCIB and bond counsel and the costs of issuance for the Bonds and securing the Loans, (ii) the cost of all engineering and design work for the Road Project, and (iii) the costs for all permitting, materials, labor, and construction required to complete the Road Project. The District shall maintain its records relating to costs and expenses associated with the Road Project consistent with general accounting principles. The District shall assume sole financial responsibility for all costs associated with the Road, whether more or less than the Project Estimate and the Company shall have no liability for any costs associated with the Road Project, Road construction or the Project Funding, except for the payments to the District expressly provided in this Agreement.

(b)                                 If at any time during the Road Project, the actual costs incurred or to be incurred by the District for the Road Project are determined to exceed the Project Estimate by more than five percent (5%), the District shall provide written notice to the Company of the anticipated exceedance including an explanation of and estimate of the total excess costs over the Project Estimate. Notwithstanding anything provided herein, the Company shall not be required to repay the District through Annual Payments or otherwise for any exceedance above five percent (5%) of the Project Estimate unless and until the Company has expressly approved such exceedance in writing, which approval shall be made at the Company’s sole discretion, which may be withheld.

3.2                               Annual Payments.

(a)                                 The Company shall make annual payments (each an “Annual Payment”) to the District regardless of actual use of the Road in the amounts and upon the dates specified on the schedule attached as Exhibit D (“Payment Schedule”). Each Annual Payment shall be made by check, wire transfer or ACH transfer payable to the District. The Company shall be allowed to make prepayment of any or all of the Annual Payments under this Agreement without penalty. Notwithstanding anything provided herein, the Company shall not be required, and shall have no obligation, to make any Annual Payments under this Agreement until the Road Project is complete in accordance with the Final Design and the Company can use the Road in a safe and legal manner to conduct the Company’s business (“Completion”). The Company shall within thirty (30) days after Completion pay the District any unpaid Annual Payments that became due under the Payment Schedule prior to Completion. The Company and the District hereby acknowledge and agree that upon Completion, the Annual Payments are not contingent upon the Company’s future or continued use of the Road and that the Company shall make such Annual Payments, as provided herein, regardless of the amount of its usage of the Road.

(b)                                 Annual Payments which are not made within 15 days of when they are due will bear interest at the rate of twelve percent (12%) per annum on such overdue and unpaid amounts from and after such due date until paid in full.

3.3                               Adjustment to Annual Payments.

(a)                                 Upon Completion, the District shall prepare and submit to the Company a completion report (“Completion Report”) setting forth in reasonable detail the total cost of the Road Project, based on the actual costs incurred by the District to complete the Road Project (“Project Costs”), including the actual costs of all items described in subparts (i) through (iii) of Section 3.1. The Completion Report shall include supporting invoices, costs summaries, data sheets and such other appropriate records documenting the Project Costs. Within thirty (30) days from receipt by the Company of the Completion Report, the Company shall provide written notice to the District of its acceptance of the Project Costs or of its election to have the Completion Report and Project Costs audited in accordance with Section 3.3(b) of this Agreement.

(b)                                 In the event of an audit as provided in Section 3.3(a), within fifteen (15) days from receipt by the District of the Company’s audit request, the Company and the District shall agree upon an independent accounting firm (“Neutral”) to conduct the audit. The Neutral shall be given full and complete access to the District’s records relating to the Road Project and the calculation of the Project Costs. A final determination by the Neutral of the Project Costs shall be issued within forty five (45) days after submission of the matter to the Neutral, which decision shall be final and binding upon the parties hereto and shall be considered the “Project Costs” hereunder for purposes of recalculating the Annual Payments and Payment Schedule as provided in Section 3.3(c). The Company shall pay all costs associated with the Neutral’s audit.

(c)                                  Upon the acceptance of the Completion Report and Project Costs by the Company as provided under Section 3.3(a) or the final determination of Project Costs by the Neutral pursuant to an audit conducted under Section 3.3(b), the parties shall adjust the Annual Payments and Payment Schedule as follows:

(i)                                     In the event that the Project Costs are less than the Project Estimate, the District shall apply the difference between the Project Cost and Project Estimate (“Excess Funds”) to the repayment of the Project Funding and the Company shall receive a credit against the Annual Payments in an amount equal to Excess Funds, provided that such credit shall be applied against the Annual Payments in reverse order starting with the final Annual Payment.

(ii)                                  In the event that the Project Costs exceed the Project Estimate, the parties shall adjust the Annual Payment and Payment Schedule attached hereto as Exhibit D (by written instrument) to reflect an additional amount paid annually by the Company to the District covering the difference between the Project Costs and Project Estimate (“Cost Overage”) amortized over a 14 year period at an interest rate of 2.5%, with annual payments relating to the Cost Overage beginning March 1, 2014 and continuing until final payment on March 1, 2027 (“Overage Payment”), provided that such new Annual Payments (including the Overage Payments) and Payment Schedule shall be calculated, scheduled and paid consistent with Section 3.2(a) of this Agreement. Notwithstanding anything to the contrary contained herein, in the event the Cost Overage is more than five percent (5%) of the Project Estimate, the Company’s responsibility for such Cost Overage shall be capped and limited to five percent (5%) of the Project Estimate, unless the Company has expressly approved such amounts over five percent (5%) of the Project Estimate in writing as provided under Section 3.1(b).

3.4                               Road Improvement Costs Reimbursement. On November 15, 2012 the District shall pay to the Company the amount of One Million Three Hundred and Fifty-Two Thousand Dollars ($1,352,000.00) through a single payment made by check, wire transfer or ACH transfer payable to the Company (“Reimbursement”) tor the Road Improvement Costs incurred by the Company prior to the Effective Date and the Company shall deliver to the District the Promissory Note attached hereto as Exhibit E, which provides for repayment of the Reimbursement over a five year period beginning March 1, 2014 and continuing until maturity on March 1, 2018, with an annual interest rate of 2.5%.

3.5                               Use of Payments. The Annual Payments shall be used and pledged to retire the Project Funding as provided in the respective instruments and attendant resolutions adopted by the District. So long as the Company pays Annual Payments to the District in accordance with this Agreement, the District shall make all scheduled payments with respect to the Project Funding and shall not default on such payments.

4.0                               Representations

4.1                               Representations of the District. The District hereby represents for the benefit of the Company that, as of the Effective Date:

(a)                                 The District is duly organized and validly existing under the laws of the state of Utah, and has the legal capacity and all authorizations and approvals necessary to execute this Agreement and perform its obligations hereunder. Upon execution and delivery by the parties, this Agreement is, and when executed and delivered will be, legal, valid, and binding upon and enforceable against the District in accordance with its respective terms.

(b)                                 The District has (i) obtained all material permits, approvals, rights of way and consents, including completion of any environmental review or studies, required for the Road Project and use of the Road, and (ii) secured Project Funding.

(c)                                  The execution, delivery and performance of this Agreement by the District does not and will not violate any provision of applicable law or any order of any court.

(d)                                 There is no legal action, investigation or proceeding pending or, to the District’s knowledge, threatened, relating to the transactions contemplated by this Agreement or the Road Project.

4.2                               Representations of the Company. The Company hereby represents for the benefit of the District that, as of the Effective Date:

(a)                                 The Company is duly organized and validly existing under the laws of the state of Delaware, and has the legal capacity and all authorizations and approvals necessary to execute this Agreement and perform its obligations hereunder. Upon execution and delivery by the parties, this Agreement is, and when executed and delivered will be, legal, valid, and binding upon and enforceable against the Company in accordance with its respective terms.

(b)                                 There is no legal action, investigation or proceeding pending or, to the Company’s knowledge, threatened, relating to the transactions contemplated by this Agreement or the Road Project.

4.3                               Authority. Concurrently with the execution of this Agreement, the District and the Company shall provide evidence satisfactory to such other party of the authorizations and approvals it has received for the execution of this Agreement and the performance of its obligations hereunder.

5.0                               Default and Termination

5.1                               Default. A party shall be in default under this Agreement upon the failure of such party to comply with its material obligations or if any representation is not true or correct in any material respect and such default continues uncured for thirty (30) days after written notice thereof, provided that if it shall be impracticable or impossible to remedy such default within such thirty (30) day period, the cure period shall be extended for an additional period reasonably necessary to remedy such default, but subject to the condition that during the additional period, the defaulting party shall be diligently pursuing a remedy for the default. Delinquent Annual Payments shall be subject to the payment of default interest as set forth in Section 3.2(b) hereof. Any default claimed with respect to the payment of money may be cured by the deposit in escrow of the amount in controversy (not including interest or claimed consequential, special, exemplary, or punitive damages) and giving of notice of the deposit to such other party, the amount to remain in escrow until the controversy is resolved by decision of a court or arbitrator, or otherwise.

5.2                               Termination. This Agreement may be terminated by written notice to the other party as follows:

(a)                                 In the event of a default as provided in Section 5.1, the non-defaulting party shall have the right to terminate this Agreement upon written notice to the defaulting party after expiration of the applicable cure periods as provided in Section 5.1.

(b)                                 If at any time after the Effective Date, a state or federal court issues an injunction stopping or preventing the Road Project as provided herein, either party may terminate this Agreement upon thirty (30) days prior written notice to the other party.

(c)                                  In the event the Commencement of Construction has not occurred on or before July 1, 2012, the Company shall have the right, at its sole discretion, to provide the District with a notice of default for failure to commence construction, provided that such Commencement of Construction deadline may be extended by an event of Force Majeure. If the Company provides the District with such a notice and the Commencement of Construction has not occurred within thirty (30) days from receipt of the default notice, then at the election of the Company and upon written notice of termination to the District, this Agreement and all the parties’ rights and obligations hereunder shall terminate and the Company shall have no obligation to make further Annual Payments or to reimburse the District for costs and expenses relating to the Road Project, provided, however, that the Company shall reimburse the District in an amount equal to all actual third-party expenses for design and engineering incurred by the District, as of the termination date and as appropriately documented by the District, in furtherance of the Road Project.

(d)                                 In the event the District has not achieved Substantial Completion of the Road Project on or before October 31, 2013, the Company shall have the right, at its sole discretion, to provide the District with a notice of default for failure to complete the Road, provided that such Substantial Completion deadline may be extended by an event of Force Majeure. If the Company provides the District with such a notice and Substantial Completion has not occurred within sixty (60) days from receipt of the default notice, then at the election of the Company and upon written notice to the District, this Agreement and all the parties’ rights and obligations hereunder shall terminate and the Company shall have no obligation to make Annual Payments or to reimburse the District for costs and expenses relating to the Road Project.

(e)                                  This Agreement shall automatically terminate upon full payment of all Annual Payments in accordance with the Payment Schedule, provided however, that Sections 2.3 and 2.4 and Article 6.0 shall survive the termination of this Agreement pursuant to this Section 5.2(e).

6.0                               General Terms

6.1                               Assignment. This Agreement is personal to the parties and the duties and obligations of the District and the Company hereunder shall not be assigned in whole or part except with the express, written consent of both parties, which consent shall not be unreasonably withheld, provided, however, that the Company may assign its rights under this Agreement without consent in conjunction with a sale of all or substantially all of the assets of the Company or the SUFCO Mine.

6.2                               Successors and Assigns. Except as otherwise provided herein, all of the terms, covenants, and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by the parties and their respective successors, and permitted assigns.

6.3                               Third-Party Rights. This Agreement does not confer any rights upon any third-parties or parties who are not signatories to this Agreement.

6.4                               Confidentiality. The terms and conditions (including, without limitation, the Annual Payments and Payment Schedule) set forth in this Agreement are considered by the parties to be confidential and proprietary information (collectively, the “Confidential Information”). Neither party shall disclose any such information to any third party without the other party’s prior written consent; provided, however, that no such consent shall be needed where such disclosure (i) is required by law, regulation, or regulatory agencies having jurisdiction over one of the parties or (ii) is necessary in connection with a party’s assertion of a claim or defense in a judicial or administrative proceeding and that in either of these events, the party intending to make such disclosure shall advise the other party in advance and cooperate to the extent practicable to minimize the disclosure of any such information. Notwithstanding the foregoing provisions of this Section, either party may disclose any information contained in this

Agreement to a prospective purchaser of the stock, equity interests or assets of that party or to a lender in connection with a financing transaction; provided, however, that any such prospective purchaser or lender shall be bound by the provisions of this Section. For purposes of this Section, the term “third party” shall not include (i) a party’s parent, subsidiary or affiliate, or (ii) a party’s respective members, officers, directors, employees, legal advisers, accountants, or consultants.

6.5                               Enforceability. The parties represent and warrant to each other that this Agreement is the authorized action of each, that this Agreement is duly executed in conformity with the requirements of all applicable law and that this Agreement is enforceable in accordance with its terms.

6.6                               Entire Agreement. All exhibits attached to this Agreement are incorporated herein and made a part hereof. This Agreement contains the entire understanding between the District and the Company with respect to the subject matter hereof, and supersede all other prior agreements, oral or written, between the parties with respect to the subject matter of this Agreement. There are no understandings, representations or warranties, of any kind, express or implied, not expressly set forth in this Agreement.

6.7                               Modifications. This Agreement may not be modified or amended in any respect except by a written agreement executed by the District and the Company in the same manner as this Agreement is executed.

6.8                               Applicable Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Utah without reference to principles of conflicts of law.

6.9                               Severability. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, is held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it will be invalid or unenforceable) will not be thereby affected, and each term, covenant, condition and provision hereof will remain valid and enforceable to the fullest extent permitted by law.

6.10                        Captions. The captions included in this Agreement are for convenience only and in no way define, describe or limit the scope or intent of the terms of this Agreement.

6.11                        Drafting Party. The provisions of this Agreement, and the documents and instruments referred to in this Agreement, have been prepared, examined, negotiated and revised by each party to this Agreement and their respective lawyers, and no implication will be drawn and no provision will be construed against any party to this Agreement by virtue of the purported identity of the drafter of this Agreement, or any portion of this Agreement.

6.12                        Notices. All notices or other communications required or permitted to be given under the terms of this Agreement shall be in writing, shall be deemed effective upon receipt, and shall be (a) sent by nationally-recognized overnight courier, (b) sent by facsimile with original following by regular mail, or (c) deposited in the United States mail and sent by certified mail return receipt requested, postage prepaid, addressed as follows:

If to Company:

Canyon Fuel Company, LLC

Attn: President

225 North 5th Street, Suite 900

Grand Junction, CO 81501

Facsimile: (970) 263-5161

With a Copy to:

Arch Coal, Inc.

Attn: General Counsel

One CityPlace Drive, Suite 300

St. Louis, MO 83141

Facsimile: (314) 994-2734

If to District:

Sevier Special Service District # 1

Attn: Chairman

250 N. Main St.

Richfield Utah, 84701

Facsimile: (435) 893-0495

6.13                        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by officers duly authorized to execute the same on the dates shown below, to be effective for all purposes as of the Effective Date.

COMPANY

Canyon Fuel Company, L.L.C.

/s/ Gene DiClaudio
By:	Gene DiClaudio
Its:	President

DISTRICT

Sevier Special Service District # 1 a body corporate and politic of the State of Utah

/s/ Gary Mason
By:	Gary Mason
Its:	Chairman

EXHIBIT A

TO

REPAYMENT AGREEMENT

QUITCHUPAH ROAD DESCRIPTION

[SEE ATTACHED]

A-1

EXHIBIT B

TO

REPAYMENT AGREEMENT

FINAL DESIGN

For purposes of this Agreement the Final Design shall mean the Quitchupah Creek RD, Sevier S.D.D. #1, 2012, Project No. 1111-058, road design package prepared by Jones & DeMille Engineering, Inc. in its entirety. Due to the size of the Final Design package, the parties have attached the cover page of the Final Design as Exhibit B to this Agreement, and include by reference the entire Final Design package for purposes of this Exhibit B.

B-1

B-2

EXHIBIT C

TO

REPAYMENT AGREEMENT

CONSTRUCTION SCHEDULE

Milestone	Date
Issue Earthwork, Grading, and Drainage Release for Construction Package	April 12, 2012
Construction Notice to Proceed	April 16, 2012
Issue Final Release for Construction Package	June 15, 2012
Construction Winter Shutdown	December 21, 2012
Resume Construction	March 25, 2013
Begin Paving	May 27, 2013
Construction Completion	August 6, 2013

C-1

EXHIBIT D

TO

REPAYMENT AGREEMENT

PAYMENT SCHEDULE

Payment Due Date	Base Payment	Reserve Payment	Over age Payment*	TOTAL ANNUAL PAYMENT
April 10, 2012	$0	$0	$0	$0 (No payment required)
March 1, 2013	$0	$0	$0	$0 (No payment required)
March 1, 2014	$2,543,125.00	$423,954.17	*	$2,967,079.17
March 1, 2015	$2,543,725.0	$423,954.17	*	$2,967,679.17
March 1, 2016	$2,543,225.00	$423,954.17	*	$2,967,179.17
March 1, 2017	$2,543,625.00	$423,954.17	*	$2,967,579.17
March 1, 2018	$2,542,875.00	$0	*	$2,542,875.00
March 1, 2019	$2,542,950.00	$0	*	$2,542,950.00
March 1, 2020	$2,542,825.00	$0	*	$2,542,825.00
March 1, 2021	$2,542,475.00	$0	*	$2,542,475.00
March 1, 2022	$2,542,875.00	$0	*	$2,542,875.00
March 1, 2023	$2,542,975.00	$0	*	$2,542,975.00
March 1, 2024	$2,542,750.00	$0	*	$2,542,750.00
March 1, 2025	$2,542,175.00	$0	*	$2,542,175.00
March 1, 2026	$2,542,225.00	$0	*	$2,542,225.00
March 1, 2027	$2,542,850.00	($1,695,816.68)	*	$847,033.32

Notes: The Company is receiving reimbursement of $847,908.34 and a credit of $699,196.88 for the Environmental Costs incurred by the Company prior to the Effective Date. The reimbursement is reflected in the payment schedule above by reductions in the April 10, 2012 reserve payment of $423,954.17 to $0 and the March 1, 2013 reserve payment of $423,954.17 to $0. The credit is reflected in the payment schedule above by a reduction in the March 1, 2013 payment of $699,196.88 (Base Payment - Interest) to $0.

The Reserve Payments to be made by the Company on March 1, 2014, March 1, 2015, March 1, 2016, and March 1, 2017 will be applied to the final Annual Payment as shown above.

*Overage Payment amount, if any, to be calculated by the parties after Completion as provided in Section 3.3(c)(ii) of this Agreement.

D-1

EXHIBIT E

TO

REPAYMENT AGREEMENT

PROMISSORY NOTE

[See Attached]

E-1

PROMISSORY NOTE

US$1,352,000.00	November 15, 2012

ON DEMAND, arid for value received, the undersigned, Canyon Fuel Company, LLC, a Delaware limited liability company, (the “Payor”), hereby promises to pay to the order of the Sevier Special Service District # 1, a special service district created pursuant to Utah law (the “Holder”) at 250 N. Main St., Richfield, Utah 84701 or at such other place as the Holder may from time to time hereafter designate to the Payor in writing the principal sum of ONE MILLION THREE HUNDRED AND FIFTY-TWO THOUSAND DOLLARS (US$1,352,000.00) (the “Principal Amount”) in lawful money of the United States of America.

The unpaid Principal Amount from time to time outstanding hereunder shall not bear interest until November 15, 2012, at which time it will bear interest at 2.5% annually payable in arrears in five equal annual payments of $293,140.00 on or before the first day of March beginning March 1, 2014 and continuing until maturity on March 1, 2018, as shown on the attached Schedule 1. Notwithstanding anything provided herein, the Payor shall not be required to make any payments under this Note until Completion of the Road Project (as such terms are defined in that certain Repayment Agreement dated April 12, 2012 between the parties hereto). In the event that payment by Payor under this Note is delayed because the Road Project has not reached Completion, then the Payor shall not be required to pay any interest under this Note for the periods of such delay and upon achieving Completion of the Road Project, Payor shall within thirty (30) days after Completion, pay the Holder any payments that except for such delay, would have otherwise been due prior to Completion of the Road Project.

Payor shall have the right to prepay all or any part of this Note at any time without penalty or premium, but any such prepayment shall be applied first to the payment of accrued interest and then to the payment of principal.

Upon occurrence of an event of default, Holder may, at Holder’s option, declare the unpaid principal amount of this Note and any accrued interest thereon immediately due and payable. The following shall constitute an event of default for purposes of this Note:

(a)                                 Failure by Payor to make timely payments of any of the installments of principal or interest due hereunder, which is not cured within thirty (30) days after written notice of such nonpayment is delivered by Holder to Payor; or

(b)                                 There shall have been filed or commenced against Payor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of Payor or for any substantial part of Payor’s property or for the winding-up or liquidation of Payor’s affairs and such action or proceeding shall not have been dismissed within sixty (60) days; or

(d)                                 Payor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Payor or of any substantial part of its property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing.

Payor hereby waives presentment for payment, notice of dishonor, protest and notice of protest.

AT THE OPTION OF THE HOLDER THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN SALT LAKE CITY, UTAH; AND THE PAYOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT THE VENUE IN SUCH FORUMS IS NOT CONVENIENT. IF THE PAYOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE HOLDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR, IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH.

PAYOR:

Canyon Fuel Company, L.L.C.

By:	Gene DiClaudio
Its:	President

SCHEDULE 1

TO

PROMISSORY NOTE

PAYMENT SCHEDULE

Payment Due Date	Payment
March 1, 2014	$293,140.00
March 1, 2015	$293,140.00
March 1, 2016	$293,140.00
March 1, 2017	$293,140.00
March 1, 2018	$293,140.00